Project Order #1

Statement of Work #1.14

Submitted by

Extranome, Inc.
253 Warren Avenue
Fort Lee, NJ 07024
Phone: 201 969-1651
Fax: 201 969-1651

December 1, 2009

Baeta Corp – Project Order #1 Statement Of Work

Table of Contents

1	Statement of Work	3
2	Scope of work	3
3	Expectations from Vendor	4
4	Expectations from Client	4
5	Intellectual Property	5
6	Change Management	5
7	Plan and Schedule	5
8	Pricing	6
9	Terms and Conditions	6
10	Support Files

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

1	Statement of Work

This Statement of Work for Project Order #1 (“Project Order #1”) is made and entered into as of this 1st day of November 2008 (the “Effective Date”), by and between Extranome Inc. (hereinafter referred to as "Vendor"), and Baeta Corp, (hereinafter referred to as “Client”) (collectively, the “Parties”). This Project Order #1 is governed by the terms and conditions set forth herein and in the Agreement # soft.2/11012008 from November 1, 2008.  In the event of a conflict between the Agreement # soft.2/11012008 from November 1, 2008 and this Project Order #1, the terms and conditions of this Project Order #1 shall prevail.

2	Scope of work

1.
The scope of work is defined in the separate Software Requirements Specifications (SRS), technical part defined as part of design documentation (DD) and all time lines and milestones are defined by LOE and Project Plans per agreed scope of work.

Planned activities for December 2009:

MyHealthTrends for Pain

Perform bug fixing and enhancements implementation on demand.
[SEC]Build and deploy new versions of Web Application to QA and PROD environment.
Enclose new versions of SWA and SMA to QA and PROD environment if they will be demanded.
Perform the IT maintenance for PROD and QA environments.

MyHealthTrends for Smoking Cessation

Clone a product for Smoking Cessation. Build and deploy first release of Web Application to QA and PROD environment.
Perform the IT maintenance for PROD and QA environments

MyHealthTrends for Weight Control

Fix following bugs and enhancements:
2998 [SEC] Include Windows 7 in the list of supported Operating Systems
2999 [SEC] Reside "Web Resources" page within Marketing Pages Repository
3000 [SEC] Weight Control chart, “Cravings comparison by Time Periods” does not appear to be correct
3001 [SEC] Append new chart for MHT WEIGHT CONTROL
3002 [SEC] Mail clients and Account activation issues
3064 [SEC] Update Baeta Corp. address

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

3070 [SEC] Enable users to have account confirmation emails re-issued.
3090 [SEC] Provide the interface to download the client applications [SEC]

[SEC]Build and deploy new versions of Web Application to QA and PROD environment.  Enclose new versions of SWA and SMA to QA and PROD environment if they will be demanded.

Perform the IT maintenance for PROD and QA environments

Baeta Marketing Pages Repository

Fix following bugs:
3069 [SEC] Navigation items cannot be re-ordered.
Perform the IT maintenance for PROD and QA environments.

MyHealthID

Perform the IT maintenance for PROD and QA environments.

3	Expectations from Vendor

1.	All Vendor personnel will be provided with a computer having a configuration adequate to perform their respective tasks.

2.	Vendor will furnish weekly status reports. These reports will be based on the tasks assigned to and performed by them.

3.
Vendor will bring to the notice of Client any issue, technical or otherwise that may be a potential risk to the task to be performed and will keep Client informed of the remediation steps taken to mitigate such risks.

4.	Vendor’s team will interact closely with the Client at all stages of the Project.

5.	Vendor will recommend changes to the environment, including the use of newer releases of the system and framework software, if it can justify that such changes will result in a better end product.

6.	Vendor will ensure that the work they do can be verified and audited.

7.	Vendor will provide all required environment for the work and support by IT&S team for smooth development as needed unless dedicated resources required.

4	Expectations from Client

1.	Client will determine the prioritization of the tasks to be performed.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

2.	Client will provide all assistance required in the understanding of the scope during the entire length of the Project.

3.
Client will cover, after mutual agreement, all costs for specific software, systems, machines, technologies and licenses which are not part of standard development tools and technologies and specific to Baeta Corp. work.

4.	Client will cover all travel related expenses and travel allowance at actual costs if this is required and approved by Baeta Corp.

5	Intellectual Property

Intellectual Property of all work undertaken on behalf of Client shall vest with Baeta Corp.

6	Change Management

Once a design document has been approved by Client, all changes in the scope of work will have to be approved by both parties after due consideration to the impact that it may have on the schedule and effort. Such changes may result in the financial considerations for the Project to be revised.

7	Plan and Schedule

The plan for developing of the application as stated in the section Scope of Work is as follows:

1.	Extranome, Inc. will have assigned software engineers and designers for the projects personnel at their own premises.

2.	All work will be performed based on separate Software Requirements Specifications and Project Plans.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

8	Pricing

The statement of work performs as time and materials (T&M) agreement with initial team of:

•	1 Project Manager

•	1 Technical Lead / Senior Software Developer

•	1 Graphic Designer

•	2 Software Engineers

The cost of initial team is $30,000 per month. The costs covers costs of labor, base work environment and license costs. All specific to the project licenses, machines, parts or equipment are additional to this cost.

Any additional resources are subject to a separate agreement or $50 per hour with prior agreement by the Client.

9	Terms and Conditions

The work is based on 40 hours week, 12 months a year excluding official holidays and vacations, from 9:00am EST to 5:00pm EST schedule. All vacation and holidays will be communicated to the Client in advance and if this is required - Vendor will provide adequate replacement during the member(s) leave of absence.

By: /s/	By: /s/

Baeta Corp.	Extranome, Inc

Len Pushkanster	Alexander Gak
Baeta Corp.	Extranome, Inc.
1 Bridge Plaza Suite 275	253 Warren Av
Fort Lee, NJ 07024	Fort Lee, NJ 07024
Phone: 201.471.0988	Phone: 201.969.1651

Extranime, Inc Proprietary – Confidential